Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated October 1, 2015

(To Preliminary Prospectus dated October 1, 2015)

Registration Statement No. 333-205750

On October 1, 2015, LOYAL3 Securities, Inc. made available on its website a video featuring Frank Bisignano, the Chairman and CEO of First Data Corporation (the “Company”), announcing that the initial public offering of the Company will be made available to certain clients of the Company. A transcript of the video is set forth below.

Video Transcript

Hi I’m Frank Bisignano, Chairman and CEO of First Data.

And today, we have launched our IPO.

And I am honored to be in business with you.

And because of our partnership, because of your loyalty to First Data and our loyalty to our clients, we are giving you the opportunity to participate in the IPO.

This is a one of a kind opportunity that allows you, our client, to get in at the same price as Wall Street’s offering.

We looked at this opportunity and thought it was important to go to our clients, those that made this company, and those that allowed us to be able to go to market today.

It is important to us to help you grow your business and it’s important to give opportunities like this to our great clients.

Thank you.

[For more information about First Data, please click the button below to watch the second video]

First Data Corporation (“First Data”) has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents First Data has filed with the Securities and Exchange Commission for more complete information about First Data and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated October 1, 2015

(To Preliminary Prospectus dated October 1, 2015)

Registration Statement No. 333-205750

On October 1, 2015, Frank Bisignano, the Chairman and CEO of First Data Corporation (the “Company”), sent an email message in connection with the Company’s initial public offering. The content of this email is set forth below.

[FD Logo]

Subject: First Data IPO Opportunity

To: Our Valued Clients and Partners

First Data is going public, and we’re providing our clients and partners with a special and unique opportunity to participate.

First Data is a global leader in providing the underlying technology and payments processing that fuels global commerce. Each year, we power billions of transactions for clients around the world, from global corporations to neighborhood restaurants.

Whether we serve your business directly or through one of our many relationships, our passion is helping businesses grow with state-of-the-art payment technology. As a leading solutions provider for businesses of all types and sizes, we are at the core of what makes commerce possible.

It is in the spirit of loyalty that we are offering you access to our IPO stock at the same price, and at the same time, as Wall Street. This will be offered at the initial public offering price through LOYAL3, a company whose platform makes it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees.

If you received this email, you are the contact person on record. Please direct this email, in its entirety, to the appropriate senior leaders in your company, so they can review and distribute.

For more information, or to view a preliminary prospectus and to enroll, click: First Data IPO through the LOYAL3 Platform. If you have questions about participating in our IPO, please contact the firm managing this portion of the IPO on our behalf, LOYAL3. They can be reached by phone, Monday - Friday from 8am-5pm PT, at 855.256.9253; by email at support@loyal3.com; or, if you prefer, by online chat at www.loyal3.com. You can also learn more by clicking here (or by pasting this link into your browser: http://www.firstdata.com/ipo-info).

Our clients and partners are our “friends and family.” It’s in appreciation for your business that we include you in our IPO. It’s our way of saying thanks.

Frank Bisignano

Chairman and Chief Executive Officer

First Data

First Data Corporation (“First Data” or the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer, and is not affiliated with any of our financial institution partners.

This message is from First Data Corporation, 225 Liberty Street, 29th Floor, New York, NY 10281. You have received this message because you are a client of ours, or a client of one of the banks that we work with to provide you with payment processing capabilities and management expertise through our technology platforms.

The offering referred to in this communication is an offering by First Data, and made only pursuant to the offering prospectus referred to in this notice.

The banks with which we work are not making any recommendation with respect to this offering and are not endorsing First Data Corporation, any of its affiliates or LOYAL3 Securities, Inc. None of the banks with which we work is a broker or dealer with respect to this offering.

Your privacy is important to us. You can learn more about our privacy policy on our website.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated October 1, 2015

(To Preliminary Prospectus dated October 1, 2015)

Registration Statement No. 333-205750

On October 1, 2015, Frank Bisignano, the Chairman and CEO of First Data Corporation (the “Company”), sent an email message in connection with the Company’s initial public offering. The content of this email is set forth below.

[FD Logo]

**For Internal Use Only**

Dear Sales Teams,

Please be advised that the e-mail below is being sent to select First Data clients and partners. This e-mail provides them with the opportunity to participate in the First Data IPO, much like First Data Owner-Associates can through the Directed Share Program. It is important that you do not extend this offer separately, or communicate proactively with your clients regarding this offer. Clients who receive this offer are being provided with contact information for any questions they may have.

If a client contacts you regarding this offer, in accordance with securities laws, please do not answer any questions or discuss the IPO. Simply direct them to the website or phone number included in the email they received.

Thank you.

Subject: First Data IPO Opportunity

To: Our Valued Clients and Partners

First Data is going public, and we’re providing our clients and partners with a special and unique opportunity to participate.

First Data is a global leader in providing the underlying technology and payments processing that fuels global commerce. Each year, we power billions of transactions for clients around the world, from global corporations to neighborhood restaurants.

Whether we serve your business directly or through one of our many relationships, our passion is helping businesses grow with state-of-the-art payment technology. As a leading solutions provider for businesses of all types and sizes, we are at the core of what makes commerce possible.

It is in the spirit of loyalty that we are offering you access to our IPO stock at the same price, and at the same time, as Wall Street. This will be offered at the initial public offering price through LOYAL3, a company whose platform makes it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees.

If you received this email, you are the contact person on record. Please direct this email, in its entirety, to the appropriate senior leaders in your company, so they can review and distribute.

For more information, or to view a preliminary prospectus and to enroll, click: First Data IPO through the LOYAL3 Platform. If you have questions about participating in our IPO, please contact the firm managing this portion of the IPO on our behalf, LOYAL3. They can be reached by phone, Monday - Friday from 8am-5pm PT, at 855.256.9253; by email at support@loyal3.com; or, if you prefer, by online chat at www.loyal3.com. You can also learn more by clicking here (or by pasting this link into your browser: http://www.firstdata.com/ipo-info).

Our clients and partners are our “friends and family.” It’s in appreciation for your business that we include you in our IPO. It’s our way of saying thanks.

Frank Bisignano

Chairman and Chief Executive Officer

First Data

First Data Corporation (“First Data” or the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer, and is not affiliated with any of our financial institution partners.

This message is from First Data Corporation, 225 Liberty Street, 29th Floor, New York, NY 10281. You have received this message because you are a client of ours, or a client of one of the banks that we work with to provide you with payment processing capabilities and management expertise through our technology platforms.

The offering referred to in this communication is an offering by First Data, and made only pursuant to the offering prospectus referred to in this notice.

The banks with which we work are not making any recommendation with respect to this offering and are not endorsing First Data Corporation, any of its affiliates or LOYAL3 Securities, Inc. None of the banks with which we work is a broker or dealer with respect to this offering.

Your privacy is important to us. You can learn more about our privacy policy on our website.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated October 1, 2015

(To Preliminary Prospectus dated October 1, 2015)

Registration Statement No. 333-205750

On October 1, 2015, Frank Bisignano, the Chairman and CEO of First Data Corporation (the “Company”), sent an email message in connection with the Company’s initial public offering. The content of this email is set forth below.

[Ignite logo]

Subject: First Data IPO Opportunity

To: Valued Ignite Payments Clients

As an Ignite Payments merchant, we are excited to extend to you a very special opportunity.

As you may know, Ignite Payments is owned and operated by First Data, a global leader in providing the underlying technology and payments processing that fuels global commerce. Each year, we power billions of transactions for businesses around the world, from global corporations to neighborhood restaurants.

Soon, First Data is going public, and we’re providing our clients and partners – including Ignite merchants – with a special and unique opportunity to participate.

Our passion is helping businesses grow with state-of-the-art payment technology. As a leading solutions provider for businesses of all types and sizes, we are at the core of what makes commerce possible.

It is in the spirit of loyalty that we are offering you access to our IPO stock at the same price, and at the same time, as Wall Street. This will be offered at the initial public offering price through LOYAL3, a company whose platform makes it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees.

If you received this email, you are the contact person on record. Please direct this email, in its entirety, to the appropriate senior leaders in your organization, so they can review and distribute.

For more information, or to view a preliminary prospectus and to enroll, click: First Data IPO through the LOYAL3 Platform. If you have questions about participating in our IPO, please contact the firm managing this portion of the IPO on our behalf, LOYAL3. They can be reached by phone, Monday - Friday from 8am-5pm PT, at 855.256.9253; by email at support@loyal3.com; or, if you prefer, by online chat at www.loyal3.com. You can also learn more by clicking here (or by pasting this link into your browser: http://www.firstdata.com/ipo-info).

Our clients and partners are our “friends and family.” It’s in appreciation for your business that we include you in our IPO. It’s our way of saying thanks.

Frank Bisignano

Chairman and Chief Executive Officer

First Data

First Data Corporation (“First Data” or the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer, and is not affiliated with any of our financial institution partners.

This message is from First Data Corporation, 225 Liberty Street, 29th Floor, New York, NY 10281. You have received this message because you are a client of ours, or a client of one of the banks that we work with to provide you with payment processing capabilities and management expertise through our technology platforms.

The offering referred to in this communication is an offering by First Data, and made only pursuant to the offering prospectus referred to in this notice.

The banks with which we work are not making any recommendation with respect to this offering and are not endorsing First Data Corporation, any of its affiliates or LOYAL3 Securities, Inc. None of the banks with which we work is a broker or dealer with respect to this offering.

Your privacy is important to us. You can learn more about our privacy policy on our website.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated October 1, 2015

(To Preliminary Prospectus dated October 1, 2015)

Registration Statement No. 333-205750

On October 1, 2015, Frank Bisignano, the Chairman and CEO of First Data Corporation (the “Company”), sent an email message in connection with the Company’s initial public offering. The content of this email is set forth below.

[FD Logo]

Subject: First Data IPO Opportunity

To: Our Valued Partners

First Data is going public, and we’re providing our partners and clients with a special and unique opportunity to participate.

First Data is a global leader in providing the underlying technology and payments processing that fuels global commerce. Each year, we power billions of transactions for clients around the world, from global corporations to neighborhood restaurants.

Our passion is helping businesses grow with state-of-the-art payment technology. As a leading solutions provider for businesses of all types and sizes, we are at the core of what makes commerce possible.

It is in the spirit of loyalty that we are offering you access to our IPO stock at the same price, and at the same time, as Wall Street. This will be offered at the initial public offering price through LOYAL3, a company whose platform makes it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees.

If you received this email, you are the contact person on record. Please direct this email, in its entirety, to the appropriate senior leaders in your company, so they can review and distribute.

For more information, or to view a preliminary prospectus and to enroll, click: First Data IPO through the LOYAL3 Platform. If you have questions about participating in our IPO, please contact the firm managing this portion of the IPO on our behalf, LOYAL3. They can be reached by phone, Monday - Friday from 8am-5pm PT, at 855.256.9253; by email at support@loyal3.com; or, if you prefer, by online chat at www.loyal3.com. You can also learn more by clicking here (or by pasting this link into your browser: http://www.firstdata.com/ipo-info).

Furthermore, we are extending this same offer to all Retail ISO merchants. These merchants will receive a similar email to this one, with the same offer through LOYAL3, at the initial public offering price.

(PLEASE NOTE: Merchants who receive this offer are being provided with contact information for any questions they may have. If a merchant contacts you regarding this offer, please thank them for their interest and advise that they contact the firm managing this portion of the IPO on our behalf, LOYAL3, using the contact information in the letter they received.)

Our clients and partners are our “friends and family.” It’s in appreciation for your business that we include you in our IPO. It’s our way of saying thanks.

Frank Bisignano

Chairman and Chief Executive Officer

First Data

First Data Corporation (“First Data” or the “Company”) has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer, and is not affiliated with any of our financial institution partners.

This message is from First Data Corporation, 225 Liberty Street, 29th Floor, New York, NY 10281. You have received this message because you are a client of ours, or a client of one of the banks that we work with to provide you with payment processing capabilities and management expertise through our technology platforms.

The offering referred to in this communication is an offering by First Data, and made only pursuant to the offering prospectus referred to in this notice.

The banks with which we work are not making any recommendation with respect to this offering and are not endorsing First Data Corporation, any of its affiliates or LOYAL3 Securities, Inc. None of the banks with which we work is a broker or dealer with respect to this offering.

Your privacy is important to us. You can learn more about our privacy policy on our website.